Future Tech
International, Inc.
Financial Statements
December 31, 1998

               Report of Independent Certified Public Accountants


To the Board of Directors of
Bell Microproducts Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity (deficit), and of cash flows present fairly, in all material respects, the financial position of Future Tech International, Inc. (the "Company") at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming the Company will continue operations in the normal course of business as a going concern. As discussed in Note 1 to the financial statements, on May 14, 1999 the Company entered into an agreement to sell certain of its operating assets, including certain inventories, certain accounts receivable and certain plant and equipment, to a subsidiary of Bell Microproducts Inc. ("Bell"). Under the agreement, the Bell subsidiary agreed to assume certain of the Company's debt to its trade vendors. On May 17, 1999, the Company filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. The Company's reorganization plan and the sale of assets to Bell were approved by the United States Bankruptcy Court on July 9, 1999. The accompanying financial statements do not include any adjustments that might arise from the outcome of the bankruptcy proceedings.

As discussed in Note 4 to the financial statements, the Company had relationships and transactions with affiliated companies and related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

As described in Note 3, the Internal Revenue Service conducted examinations in 1999 of the Company's income tax returns for the years 1994, 1995 and 1996, resulting in proposed assessments of additional income taxes, and interest and penalties thereon, of approximately $4.3 million, all liability for which remains with the Company. The IRS is also conducting examinations of the Company's income tax returns for 1997 and 1998. Management of the Company is unable to predict the outcome of the examinations and, based on amounts assessed in prior years, there can be no assurance that substantial additional amounts will not be assessed with respect to 1997 and 1998. However, liability for any such assessments would be solely that of the Company.

As described in Note 3, the Florida Department of Revenue has informed the Company that it intends to perform examinations of the Company's income tax returns for the years 1994 through 1998 and the period January 1, 1999 to July 20, 1999. Management of the Company is unable to predict the outcome of these examinations and there can be no assurance that additional substantial amounts will not be assessed with respect to the years 1994 through 1998 and the period January 1 1999 to July 20, 1999.



September 27, 1999

Future Tech International, Inc.
Balance Sheet
December 31, 1998
-------------------------------------------------------------------------------


                                     Assets

Current assets:
Cash and cash equivalents                                          $  4,853,029
Accounts receivable                                                  14,862,711
Inventories                                                           8,800,284
Prepaid expenses and other current assets                               926,787
                                                                   ------------

Total current assets                                                 29,442,811
                                                                   ------------

Property and equipment, net                                           2,266,485
                                                                   ------------

Total assets                                                       $ 31,709,296
                                                                   ============


                     Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable                                                   $ 40,698,958
Accrued expenses                                                      1,001,756
Accrued income taxes, interest and penalties                          4,450,460
Current portion of mortgage payable                                       3,172
                                                                   ------------

Total current liabilities                                            46,154,346
                                                                   ------------
Non-current liabilities:
Mortgage payable, less current portion                                  136,280
                                                                   ------------

Total liabilities                                                    46,290,626
                                                                   ------------

Commitments and contingencies (Notes 1,3 and 5)

Stockholders' deficit:
Common stock, $1 par value; 1,000 shares authorized,
  issued and outstanding                                                  1,000
Advances to stockholders                                             (2,437,862)
Accumulated deficit                                                 (12,144,468)
                                                                   ------------

Total stockholders' deficit                                         (14,581,330)
                                                                   ------------

Total liabilities and stockholders' deficit                        $ 31,709,296
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

Future Tech International, Inc.
Statement of Operations
Year Ended December 31, 1998
-------------------------------------------------------------------------------

Net sales:
    Third parties                                                 $ 161,083,105
    Related parties                                                  19,000,936
                                                                  -------------

                                                                    180,084,041
                                                                  -------------

Cost of sales:
    Third parties                                                   149,537,843
    Related parties                                                  18,138,227
                                                                  -------------

                                                                    167,676,070
                                                                  -------------

Gross profit                                                         12,407,971
                                                                  -------------

Operating expenses:
    Selling, general and administrative                              10,669,451
    Legal and professional                                            3,109,466
    Depreciation and amortization                                       504,792
    Provision for doubtful accounts:
      Third parties                                                   2,987,064
      Related parties                                                13,331,509
                                                                  -------------

                                                                     30,602,282
                                                                  -------------

Loss from operations                                                (18,194,311)
                                                                  -------------

Other income (expense):
    Interest income                                                   1,351,235
    Gain on sales of investment securities                              267,251
    Interest expense                                                   (464,626)
    Other income                                                        555,315
                                                                  -------------

                                                                      1,709,175
                                                                  -------------

Net loss                                                          $ (16,485,136)
                                                                  =============

Basic and diluted loss per share                                  $     (16,485)
                                                                  =============

Weighted average common shares outstanding - basic and diluted            1,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

Future Tech International, Inc.
Statement of Changes in Stockholders' Equity (Deficit)
Year Ended December 31, 1998
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Retained
                                                                                                  Earnings
                                                        Common              Advances to         (Accumulated
                                                         Stock             Stockholders            Deficit)                Total
                                                      ------------         ------------          ------------          ------------
Balance, January 1, 1998                              $      1,000         $ (1,341,067)         $  6,051,669          $  4,711,602

Advances to stockholders                                      --             (1,096,795)                 --              (1,096,795)

Dividends                                                     --                   --              (1,711,001)           (1,711,001)

Net loss                                                      --                   --             (16,485,136)          (16,485,136)
                                                      ------------         ------------          ------------          ------------

Balance, December 31, 1998                            $      1,000         $ (2,437,862)         $(12,144,468)         $(14,581,330)
                                                      ============         ============          ============          ============

                             The accompanying notes are an integral part of these financial statements.

Future Tech International, Inc.
Statement of Cash Flows
Year Ended December 31, 1998
-------------------------------------------------------------------------------

Cash flow from operating activities:
Net loss                                                           $(16,485,136)
Adjustments to reconcile net loss to net
 cash used in operating activities:
Provision for doubtful accounts                                      16,318,573
Depreciation and amortization                                           504,792
Decrease in deferred income taxes                                       167,270
Gain on sales of investment securities                                 (267,251)
Changes in operating assets and liabilities:
Accounts receivable                                                  (5,424,332)
Inventories                                                           3,823,910
Prepaid expenses and other current assets                                61,271
Accounts payable                                                     (9,357,079)
Accrued expenses                                                       (442,011)
Accrued income taxes, interest and penalties                         (1,611,127)
                                                                   ------------
Net cash used in operating activities                               (12,711,120)
                                                                   ------------

Cash flows from investing activities:
Purchases of property and equipment                                    (118,369)
    Purchases of investment securities                               (3,381,902)
    Proceeds from sales of investment securities                      3,649,153
                                                                   ------------
Net cash provided by investing activities                               148,882
                                                                   ------------

Cash flows from financing activities:
Advances to stockholders                                             (1,096,795)
Dividends                                                            (1,711,001)
Principal payments on mortgage payable                                     (195)
                                                                   ------------
Net cash used in financing activities                                (2,807,991)
                                                                   ------------
Net decrease in cash and cash equivalents                           (15,370,229)
Cash and cash equivalents, beginning of year                         20,223,258
                                                                   ------------

Cash and cash equivalents, end of year                             $  4,853,029
                                                                   ============

Supplemental disclosure of cash flow information:
  Cash paid during the year for:

      Interest                                                     $    264,000
                                                                   ============

      Income taxes                                                 $    150,000
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


1.   Basis of Preparation and Summary of Significant Accounting Policies

     Basis of Presentation - The accompanying financial statements of Future Tech International, Inc. (the "Company") have been prepared solely to comply with Bell Microproducts Inc.'s ("Bell") requirement to provide audited financial statements for acquisitions that meet the Securities and Exchange Commission's criteria under Regulation S-X and are not intended to be used for any other purpose.

     The Company is a privately-held entity owned by two individuals. The Principal Shareholder owns 80% of the common stock and served as its Chairman and Chief Executive Officer through September 1998. The Minority Shareholder owns the remaining 20% and currently serves as its Chief Executive Officer. Following the Department of Justice investigation described in Note 3, the Principal Shareholder fled the United States and is a fugitive from justice. In October 1998, the Principal Shareholder tendered control of the Company to the Minority Shareholder, who remains in control. In April 1999, the U. S. District Court prohibited the Principal Shareholder from exercising dominion and control over any aspect of the Company's business. Accordingly, the Company has been operating under the auspices and control of the Minority Shareholder since the Court's ruling, and as of the filing of the bankruptcy has operated under the jurisdiction of the bankruptcy court.

     On May 14, 1999, the Company entered into an asset purchase agreement to sell certain of its operating assets, including certain inventories, certain accounts receivable and certain plant and equipment, to a wholly-owned subsidiary of Bell. Under the asset purchase agreement, the Bell subsidiary agreed to assume up to $22,000,000 of the Company's debt to its trade vendors including Quantum Corporation, Maxtor Corporation, and others, subject to the right to certain offsets and reductions for uncollected receivables. On May 17, 1999, the Company filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. The Company's reorganization plan and the sale of assets to the Bell subsidiary were approved by the United States Bankruptcy Court on July 9, 1999. The Bell subsidiary closed the transaction on July 21, 1999. The Bell subsidiary paid the Company $1,500,000 at closing and is obligated to pay additional consideration of $1,000,000 subject to certain offsets and reductions within 45 days of the closing date. The parties agreed to extend the 45-day period while the parties calculate all applicable offsets and reductions. Neither Bell nor the Bell subsidiary assumed any rights or obligations to collect amounts due from related parties (Note 4), to pay additional assessments arising from any examinations or investigations by the IRS, state or other authorities (Note
     3), or to prosecute, defend, collect or pay obligations, if any, that may ultimately arise from the Company's litigation with a former vendor (Note
     5). Neither Bell nor the Bell subsidiary entered into any agreements in connection with the asset purchase agreement that would subject either of them to claims by the Company's creditors in its bankruptcy proceeding.

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     The accompanying financial statements have been prepared assuming the Company continues business in the normal course as a going concern. The Company is currently in liquidation as part of its reorganization plan; the financial statements have not been prepared on a liquidation basis. These financial statements do not include any adjustments that might arise from the outcome of the bankruptcy proceedings.

     General - The Company is engaged in the distribution of computer products, consisting principally of hard disk drives, monitors, memory devices and motherboards, to Latin America. Sales are made directly to Latin American-based companies or to their U. S. based affiliates for export and to U.S companies that sell to their Latin American channels. The Company had exclusive distributorship agreements with Quantum Corporation and certain other vendors to distribute throughout Latin America. The Company's principal place of business is located in Miami, Florida.

     The Company provides trade credit and financing denominated in United States currency on a short-term basis to its customers. The collection of a substantial portion of the Company's receivables are susceptible to changes in the Latin American economic and political climates.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates consist principally of the reserve for doubtful accounts, economic lives of property and equipment and accrued expenses. Actual results could differ from those estimates.

     Concentration of Credit and Other Risks - Sales of Quantum and Maxtor products represented approximately 44% and 13% respectively of the Company's 1998 net sales. The Company's exclusive distribution agreement with Quantum and its non-exclusive distribution agreement with Maxtor expired on December 31, 1998. However the Company has continued to do business with Quantum and Maxtor. The agreements provided for cooperative advertising allowances to the Company, warranties for the products sold under standard warranty policies and required minimum quarterly purchases by the Company of selected products. The Company's distribution agreements with certain other vendors vary in length and can be terminated with the mutual consent of both the Company and the individual vendor.

     Revenue Recognition, Returns and Sales Incentives - The Company recognizes revenue when products are shipped from its warehouse. The Company, subject to certain limitations, permits its customers to return defective products for exchange in accordance with

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     manufacturers' warranties. The Company offers its customers several sales incentive programs that include funds available for cooperative promotion of product sales. Customers earn credit under such programs based upon their volume of purchases. The cost of these programs is partially subsidized by similar programs provided by the Company's manufacturers. On an ongoing basis, management reviews provisions it has recorded under these agreements and recognizes adjustments to meet expected obligations.

     Advertising and Promotion Expenses - Advertising and promotion costs are expensed as incurred. For the year ended December 31, 1998 the Company incurred costs of $1,061,000 relating to advertising and promotion.

     Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax laws and rates that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Earnings Per Share - Earnings per share have been calculated in accordance with Statement of Financial Accounting (SFAS) No. 128, "Earnings per Share". Basic earnings per share are computed by dividing the earnings available to common stock shareholders by the weighted average number of common shares outstanding. For the year ended December 31, 1998, there were no common stock equivalents. Accordingly, basic and diluted earnings per share are equivalent.

     Cash  Equivalents - All highly liquid  investments  with original  maturity
     dates  of  three  months  or  less  when  acquired  are   considered   cash
     equivalents.

     Inventories - Inventories, which consist of computer products held for sale, are stated at the lower of cost or market. Cost is determined using the weighted-average cost method.

     Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Amortization of leasehold improvements is provided over the shorter of the related lease agreement or estimated useful lives of the related assets using the straight-line method.

     Impairment of Long-Lived Assets - On an ongoing basis, the Company evaluates its long-lived assets. If circumstances suggest that their value may be impaired, an assessment of recoverability is performed and a provision for impairment is recognized.

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


2.   Property and Equipment

     Property and equipment consisted of the following as of December 31, 1998:


                                                                      Useful
                                                                      Lives

     Machinery and equipment                      $  2,144,687          5
     Computer equipment                                708,166          5
     Furniture and fixtures                            512,618          7
     Leasehold improvements                            398,951          7
     Automobiles                                        46,562          5
                                                  ------------
                                                     3,810,984
     Less accumulated depreciation
       and amortization                             (1,544,499)
                                                  ------------

     Property and equipment, net                  $  2,266,485
                                                  ============


3.   U. S. Department of Justice Investigation and Income Taxes

     In 1997, the U. S. Department of Justice ("DOJ") initiated an investigation of the Company and its Principal Shareholder for alleged unlawful political campaign contributions during 1994, 1995 and 1996. In December 1998, the Company and the Campaign Financing Task Force of the DOJ entered into a plea agreement, pursuant to which the Company pled guilty to two tax evasion felony offenses. In December 1998, as part of the Plea Agreement, the Company paid a fine of $1,000,500 to the U.S. government and made restitution of $507,000 to certain persons as ordered by the U.S. District Court of the District of Columbia. The fine and restitution of $1,507,500 have been charged to the results of operations in periods prior to 1998. The Company also agreed to civil tax examinations of its corporate income tax returns for the years 1994, 1995 and 1996 by the IRS. These examinations were completed in May 1999. The examinations resulted in the proposed assessment of additional income taxes, interest and penalties of approximately $4,300,000, which have been charged to the results of operations for the periods prior to the year ended December 31, 1997. Accrued income taxes at December 31, 1998 include the $4,300,000 related to this liability. In January 1999 in connection with the plea agreement and in conjunction with the agreement to the IRS examinations, the Company established an escrow account of $3,500,000, held jointly with the IRS, to cover back taxes, and penalties

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     and interest thereon, which as of September 27, 1999 has not been applied to reduce the additional income taxes, interest and penalties of the proposed assessment of $4,300,000. Additionally, the IRS is also conducting examinations of the Company's income tax returns for 1997 and 1998. There can be no assurance that additional assessments will not be made for 1997 and 1998. Management is unable to predict the outcome of these examinations and therefore the impact on the financial position and results of operations of the Company is uncertain.

     In April 1999 and in December 1998, the Company also paid fines of $209,000 and $68,000 to the Federal Election Commission and to the Florida Election Commission, respectively, for violations of federal and state campaign contribution laws. Results of operations for periods prior to 1998 were charged with these fines. Accrued liabilities at December 31, 1998 included $209,000 related to these matters.

     Included in results of operations for 1998 are approximately $3,100,000 in professional fees, the significant portion of which were legal fees incurred as a result of the investigation of the Company by the DOJ Campaign Finance Task Force.

     The difference between the reported provision for income taxes and the provision for income taxes that would result from applying the federal statutory rate to the income before provision for income taxes is reconciled as follows:

                                                       1998
                                                      Amount           Rate

     Income at statutory rate                      $(5,897,086)       (35.0)%
     State income tax - net of federal
       income tax benefit                             (601,258)        (3.6)
     Change in valuation allowance                   6,654,967         39.5
     Other                                            (156,623)        (0.9)
                                                   -----------        ------

                                                   $      --           (0.0)%
                                                   ===========        ======

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The tax effects of significant items comprising the Company's net deferred tax asset were as follows as of December 31, 1998:


     Deferred tax assets:
     Accounts receivable                                       $ 6,409,195
     Inventories                                                    25,844
     Unrealized capital losses                                     (57,768)
     Accrued liabilities                                           247,164
     Net operating losses                                          145,703
     Other                                                          80,888
                                                               -----------
                                                                 6,851,026

     Valuation allowance                                        (6,851,026)
                                                               -----------

                                                               $     --
                                                               ===========


     The net deferred tax asset has been fully offset by a valuation allowance as the realization of the related benefits is not likely, based on management's current assessment.

     Florida Department of Revenue Examinations - The Florida Department of Revenue has informed the Company that it intends to perform examinations for the years 1994 through 1998 and the period January 1, 1999 to July 20, 1999 beginning October 1999. Management is unable to predict the outcome of these examinations and there can be no assurance that substantial amounts will not be assessed with respect to the years 1994 through 1998 and the period January 1, 1999 to July 20, 1999.


4.   Transactions with Related Parties

     The following paragraphs summarize transactions with related parties during 1998. Certain of the transactions gave rise to accounts receivable, which ultimately were determined to be uncollectible, as indicated below. The accompanying financial statements have been prepared to reflect the write off of uncollectible amounts as bad debts expense, similar to the conventional treatment of uncollectible trade accounts receivable, rather than as possible dividends to the Principal Shareholder.

     Transactions with Stockholders - The Company had entered into a number of transactions with, and made advances to, its Principal Shareholder and its Minority Shareholder.

Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     Advances to Stockholders have been classified as additions to stockholders' deficit at December 31, 1998.

     On January 8, 1998, the Company declared a dividend of $1,711,000, which was paid to its two shareholders on January 9, 1998.

     Transactions with MarkVision Holdings, Inc. - In 1998 and prior years, the Company sold inventory to MarkVision Holdings, Inc. and its subsidiaries ("MVH"). MVH is a British Virgin Islands Corporation owned by the daughter of the Company's Principal Shareholder. Total sales to MVH for the year ended December 31, 1998 were $18,891,000 and accounts receivable from MVH amounted to $14,709,000 as of December 31, 1998. The Company's standard credit terms for product sales to MVH were 90 days. As of December 31, 1998, the Company owed $878,000 to MVH for product purchases from MVH. In the first quarter of 1999 MVH defaulted on payment of all amounts due. Accordingly, the Company fully reserved this receivable, net of the amounts due to MVH.

     In addition, the Company made non-interest bearing advances to MVH during 1998 and in prior years. As of December 31, 1998, the balance of the advances due was $53,000. The Company has fully reserved the advances to MVH as of December 31, 1998.

     Transactions with MarkVision Computers, Inc. - MarkVision Computers, Inc. ("MVC"), a Florida corporation owned by the son of the Company's Principal Shareholder, provided the Company with certain administrative services, including purchasing, engineering and product development services during 1998. The accompanying statement of operations for the year ended December 31, 1998 include $986,000 in administrative service fees for the services provided, of which $5,000 remained in accounts payable as of December 31, 1998.

     The Company had provided MVC with administrative services under the terms of a management agreement, which terminated in 1995. The administrative services included the use of the Company's warehousing and delivery facilities and certain management, accounting and information system services. Subsequent to the termination of the management agreement, however, the Company continued to provide MVC with accounting and information system support services. The Company recorded income of $15,000 in management fees in 1998 in connection with the administrative services provided by the Company to MVC, which have been offset by amounts payable to MVC.

     Transactions with Micro-Distributing International, Inc. - In prior years, the Company made advances to Micro-Distributing International, Inc. ("MDI"), a Philippine corporation owned by the daughter of the Company's Principal Shareholder. As of December 31, 1998, the balance of these advances due from MDI was $344,000. The advances to MDI bear interest at a rate of 8.5% per annum. Additionally, as of December 31, 1998, the Company had $57,000 in trade accounts receivable from MDI for purchases made in prior years.

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


Future Tech International, Inc.
Notes to Financial Statements
Year Ended December 31, 1998
-------------------------------------------------------------------------------


     Based on information available to management, the Company fully reserved all amounts receivable from MDI as of December 31, 1998.


5.   Commitments and Contingencies

     Leases - The Company leases the property where its headquarters and warehouse facilities are located under a noncancelable operating lease expiring in 2002, which was assumed by the Bell subsidiary as provided for in the agreement. The lease provides for annual lease payments amounting to approximately $600,000. The Company had the option to renew the initial term for three additional terms at two years each. The rental payment for each year in the initial lease term and any renewal term will increase by approximately 4% per year. For the year ended December 31, 1998, total lease expense for all of the Company's leases amounted to approximately $698,000. Future minimum rental payments on all noncancelable operating leases with initial or remaining lease terms in excess of one year, and its headquarters and warehouse facilities are as follows:

     December 31,

     1999                                                              $ 578,000
     2000                                                                603,000
     2001                                                                609,000
     2002                                                                266,000
                                                                      ----------

     Total                                                            $2,056,000
                                                                      ==========

     Litigation - The Company is involved in significant litigation with a prior vendor. Included in trade accounts payable is approximately $16,400,000 due to the prior vendor. The Company, as plaintiff, alleges that the supplier stole its trade secrets and customer base, breached an agreement granting the Company exclusive distribution rights to the former supplier's products in Latin America, breached fiduciary duties owed to the Company, and tortiously interfered with the Company's contractual relations. The defendant, a Korean corporation, has counterclaimed alleging that the Company owes it approximately $20,000,000, including interest, for computer products sold and delivered to the Company. The trial is set for February 2000. The Company is involved in certain other litigation routine to its operations. While no assurance can be given regarding the outcome of these matters, the Company's management is of the opinion that the outcome of any such other litigation will not have an adverse effect on the financial position, results of operations or cash flows of the Company.

                                       12